EXHIBIT 32.1

May 13, 2004

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re:        Conrad Industries, Inc.

              Certification of Form 10-Q for the quarter ended March 31, 2004, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

Conrad Industries, Inc. filed today, via EDGAR, its quarterly report on Form 10-Q for the quarter ended March 31, 2004. The undersigned Chief Executive Officer and Chief Financial Officer of the Company certify that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to comply with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and is being filed as an exhibit to the Form 10-Q.

Very truly yours,

/S/ JOHN P. CONRAD, JR.
John P. Conrad, Jr.
President,
Chief Executive Officer And Co-Chairman of the Board

/S/ LEWIS J. DERBES, JR.
Lewis J. Derbes, Jr.
Vice President and
Chief Financial Officer